Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues were $103.1 million; GAAP earnings were $0.46 per diluted share; non-GAAP earnings were $0.67 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--April 26, 2018--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2018. Net revenues for the first quarter were $103.1 million, a decrease of five percent from the prior quarter and a decrease of two percent from the first quarter of 2017. Net income for the quarter was $14.2 million or $0.46 per diluted share, compared to a net loss of $0.57 per share in the prior quarter and net income of $0.47 per diluted share in the first quarter of 2017. Cash flow from operations was $15.7 million for the quarter.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of intangible assets, the tax effects of these items, and a charge incurred in the fourth quarter of 2017 in connection with the Tax Cuts and Jobs Act. Non-GAAP net income for the first quarter of 2018 was $20.4 million or $0.67 per diluted share, compared with $0.74 per diluted share in the prior quarter and $0.63 per diluted share in the first quarter of 2017.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “First-quarter revenues were consistent with our expectations, while gross margins exceeded our projections due mainly to a favorable end-market mix. Bookings strengthened compared with the prior quarter, and we expect healthy sequential revenue growth in the second quarter.”

Additional Highlights

  Power Integrations repurchased approximately 498,000 shares of its common stock during the first quarter, utilizing $33.3 million. The company had $41.1 million remaining on its repurchase authorization at quarter-end.
  The company paid a dividend of $0.16/share on March 30, 2018. A dividend of $0.16/ share is scheduled for June 29, 2018, to stockholders of record as of May 31, 2018.
  Power Integrations was issued 10 U.S. patents during the first quarter of 2018.

Financial Outlook

The company issued the following forecast for the second quarter of 2018:

  Revenues are expected to be $109 million plus or minus $3 million.
  GAAP gross margin is expected to be approximately 51 percent; non-GAAP gross margin is expected to be approximately 52 percent. (The difference between the expected GAAP and non-GAAP gross margins is composed of approximately 0.7 percentage points from amortization of acquisition-related intangible assets and 0.3 percentage points from stock-based compensation.)
  GAAP operating expenses are expected to be approximately $41.5 million; non-GAAP operating expenses are expected to be approximately $35 million. (Non-GAAP expenses are expected to exclude approximately $6 million of stock-based compensation and $0.5 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-647-689-4187. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets (including in-place lease intangible assets), the tax effects of these items, and a charge related to the 2017 tax legislation. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. These non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s expectations and forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 14, 2018. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
NET REVENUES	$103,081	$108,249	$104,688

COST OF REVENUES	49,537	54,221	54,212

GROSS PROFIT	53,544	54,028	50,476

OPERATING EXPENSES:
Research and development	17,481	17,180	16,640
Sales and marketing	12,574	12,743	11,633
General and administrative	9,014	9,127	8,704
Amortization of acquisition-related intangible assets	514	513	583
Total operating expenses	39,583	39,563	37,560

INCOME FROM OPERATIONS	13,961	14,465	12,916

Other income, net	836	796	506

INCOME BEFORE INCOME TAXES	14,797	15,261	13,422

PROVISION (BENEFIT) FOR INCOME TAXES	597	32,159	(677)

NET INCOME (LOSS)	$14,200	$(16,898)	$14,099

EARNINGS (LOSS) PER SHARE:
Basic	$0.48	$(0.57)	$0.48
Diluted	$0.46	$(0.57)	$0.47

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,799	29,759	29,456
Diluted	30,552	29,759	30,248

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$249	$436	$143
Research and development	1,839	2,338	1,634
Sales and marketing	1,276	1,470	1,097
General and administrative	2,261	2,611	2,095
Total stock-based compensation expense	$5,625	$6,855	$4,969

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$813	$939	$939

General & administrative expenses include:
Patent-litigation expenses	$1,897	$1,914	$1,844

Other income, net includes:
Amortization of in-place lease intangible assets	$-	$-	$90

REVENUE MIX BY END MARKET
Communications	19%	25%	28%
Computer	5%	5%	4%
Consumer	40%	37%	37%
Industrial	36%	33%	31%

POWER INTEGRATIONS, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (in thousands, except per-share amounts)

		Three Months Ended
		March 31, 2018	December 31, 2017	March 31, 2017
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$53,544	$54,028	$50,476
	GAAP gross margin	51.9%	49.9%	48.2%

	Stock-based compensation included in cost of revenues	249	436	143
	Amortization of acquisition-related intangible assets	813	939	939

	Non-GAAP gross profit	$54,606	$55,403	$51,558
	Non-GAAP gross margin	53.0%	51.2%	49.2%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$39,583	$39,563	$37,560

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,839	2,338	1,634
	Sales and marketing	1,276	1,470	1,097
	General and administrative	2,261	2,611	2,095
	Total	5,376	6,419	4,826

	Amortization of acquisition-related intangible assets	514	513	583

	Non-GAAP operating expenses	$33,693	$32,631	$32,151

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income from operations	$13,961	$14,465	$12,916
	GAAP operating margin	13.5%	13.4%	12.3%

Add:	Total stock-based compensation	5,625	6,855	4,969
	Amortization of acquisition-related intangible assets	1,327	1,452	1,522

	Non-GAAP income from operations	$20,913	$22,772	$19,407
	Non-GAAP operating margin	20.3%	21.0%	18.5%

	RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$597	$32,159	$(677)
	GAAP effective tax rate	4.0%	210.7%	-5.0%

	Impact of enactment of U.S. tax legislation	-	37,524	-
	Tax effect of adjustments to GAAP results	(789)	(6,267)	(1,533)

	Non-GAAP provision for income taxes	$1,386	$902	$856
	Non-GAAP effective tax rate	6.4%	3.8%	4.3%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$14,200	$(16,898)	$14,099

	Adjustments to GAAP net income (loss)
	Stock-based compensation	5,625	6,855	4,969
	Amortization of acquisition-related intangible assets	1,327	1,452	1,522
	Amortization of in-place lease intangible assets	-	-	90
	Impact of enactment of U.S. tax legislation	-	37,524	-
	Tax effect of items excluded from non-GAAP results	(789)	(6,267)	(1,533)

	Non-GAAP net income	$20,363	$22,666	$19,147

	Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,552	30,692	30,248

	Non-GAAP net income per share (diluted)	$0.67	$0.74	$0.63

	GAAP income (loss) per share	$0.46	$(0.57)	$0.47

POWER INTEGRATIONS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$121,327	$93,655
Short-term marketable securities	136,370	189,236
Accounts receivable, net	17,727	16,798
Inventories	63,208	57,087
Prepaid expenses and other current assets	11,003	7,758
Total current assets	349,635	364,534

PROPERTY AND EQUIPMENT, net	109,871	111,705
INTANGIBLE ASSETS, net	25,071	25,419
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	2,506	2,364
OTHER ASSETS	25,502	25,203
Total assets	$604,434	$621,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,991	$33,211
Accrued payroll and related expenses	10,564	12,064
Taxes payable	2,183	1,767
Other accrued liabilities	4,427	4,009
Total current liabilities	48,165	51,051

LONG-TERM LIABILITIES:
Income taxes payable	18,138	18,259
Deferred tax liabilities	140	138
Other liabilities	4,159	3,944
Total liabilities	70,602	73,392

STOCKHOLDERS' EQUITY:
Common stock	29	29
Additional paid-in capital	175,352	198,384
Accumulated other comprehensive loss	(2,382)	(2,139)
Retained earnings	360,833	351,408
Total stockholders' equity	533,832	547,682
Total liabilities and stockholders' equity	$604,434	$621,074

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,200	$(16,898)	$14,099
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	4,931	5,051	4,112
Amortization of intangible assets	1,348	1,452	1,612
Loss on disposal of property and equipment	38	36	38
Stock-based compensation expense	5,625	6,855	4,969
Amortization of premium on marketable securities	262	297	251
Deferred income taxes	(140)	16,323	(1,105)
Increase in accounts receivable allowances	5	-
Change in operating assets and liabilities:
Accounts receivable	(934)	394	(8,518)
Inventories	(6,121)	(1,929)	1,415
Prepaid expenses and other assets	(3,141)	3,402	(8,234)
Accounts payable	233	(4,903)	(2,377)
Taxes payable and other accrued liabilities	(577)	17,362	(315)
Net cash provided by operating activities	15,729	27,442	5,947

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,491)	(2,929)	(6,403)
Acquisition of technology licenses	(500)	-	-
Purchases of marketable securities	-	(5,590)	(61,938)
Proceeds from sales and maturities of marketable securities	52,366	28,748	46,340
Net cash provided by (used in) investing activities	45,375	20,229	(22,001)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	4,657	1,909	4,392
Repurchase of common stock	(33,314)	(2,454)	-
Payments of dividends to stockholders	(4,775)	(4,171)	(4,137)
Proceeds from draw on line of credit	8,000	-	-
Payments on line of credit	(8,000)	-	-
Net cash provided by (used in) financing activities	(33,432)	(4,716)	255

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,672	42,955	(15,799)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	93,655	50,700	62,134

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$121,327	$93,655	$46,335

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
joe@power.com